SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                                BRIGHTPOINT, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                                       35-1778566
  (State of incorporation or                          (I.R.S. Employer
        organization)                                Identification No.)


    6402 Corporate Drive
    Indianapolis, Indiana                                  46278
    (Address of principal                               (Zip Code)
     executive offices)


        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                              Name of each exchange on which
to be so registered                              each class is to be registered

Name - Preferred Share Purchase Rights           NASDAQ-NMS


        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

Item 1. Description of Registrant's Securities to be Registered.

     Information with respect to the Preferred Share Purchase Rights is incorporated herein by reference to the Form 8-K filed by the Registrant under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on March 28, 1997.

Item 2. Exhibits.

Exhibit No.                                      Description
-----------                                      -----------
1 Rights Agreement, dated as of February 21, 1997 between Registrant and Continental Stock Transfer & Trust Company, Inc.*


------------------------

* Filed as an exhibit to Registrant's Form 8-K filed with the Securities and Exchange Commission on March 28, 1997 and incorporated herein by reference.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                               BRIGHTPOINT, INC.
                                                       (Registrant)



                                               By:/s/ Robert J. Laikin
                                                  -----------------------------
                                                  Name:   Robert J. Laikin
                                                  Title:  Chairman of the Board,
                                                          and Chief Executive
                                                          Officer

                                                  Dated:  March 28, 1997